Exhibit 99.1



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                                                          There is a difference.
PRESS RELEASE

                                                            Contact Information:
                                    Joseph W. Kennedy, Senior Vice President/CFO
                                                        Georgetown Bancorp, Inc.
                                                                    978-352-8600
                                                    joe.kennedy@georgetownsb.com

                        Georgetown Bancorp, Inc. Reports
             Increased Profitability for Three Months and Year Ended
                                  June 30, 2009

         GEORGETOWN, MASSACHUSETTS, July 30, 2009 -
         Georgetown Bancorp, Inc. (OTCBB: GTWN) (the "Company"), holding company for Georgetown Savings Bank (the "Bank"), reported net income for the three months ended June 30, 2009 of $156,000, or $.06 per basic and diluted share, compared to a net loss of $386,000 or $.15 per basic and diluted share for the three months ended June 30, 2008. The net income for the year ended June 30, 2009 was $350,000, or $.14 per basic and diluted share, compared to a net loss of $678,000 or $.26 per basic and diluted share for the year ended June 30, 2008.

         Robert E. Balletto, President and Chief Executive Officer, said, "the Company's continued improving financial performance is encouraging, particularly given the FDIC special assessment levied against all insured financial institutions during the quarter ended June 30, 2009, as the Company accrued $93,000 for this assessment. The Company was successful during the past year not only improving profitability, but also strengthening our liquidity, minimizing interest rate risk, while maintaining excellent asset quality. We continue to remain positive about our ability to increase shareholder value long-term, through the successful execution of our business strategies, particularly the development of commercial banking."

                            Georgetown Bancorp, Inc.
                             Selected Financial Data
--------------------------------------------------------------------------------

                                                       At or for the      At or for the
                                                        Year Ended         Year Ended
                                                       June 30, 2009      June 30, 2008
                                                      ---------------    ---------------
                                                    (Dollars in thousands, except share data)
Selected Financial Condition Data:
Total assets                                          $       201,191    $       184,741
Cash and cash equivalents                                      11,356              5,455
Loans receivable, net                                         163,825            148,909
Allowance for loan losses                                       1,455              1,212
Investment securities (1)                                      14,487             18,977
Deposits                                                      141,126            106,292
Borrowings                                                     40,788             59,873

Total stockholders' equity                                     17,317             16,773
Stockholders' equity to total assets at end of year              8.61%              9.08%
Total shares outstanding                                    2,638,387          2,638,387

Asset Quality Data:
Total non-performing loans                            $           642    $         1,386
Other real estate owned                                            --                 --
Total non-performing assets                                       642              1,386
Non-performing loans to total loans                              0.39%              0.92%
Non-performing assets to total assets                            0.32%              0.75%
Allowance for loan losses to non-performing loans              226.64%             87.45%
Allowance for loan losses to total loans                         0.88%              0.81%
Loans charged off                                     $            15    $            60
Recoveries on loans previously charged off                         10                 41

                                                   Three Months Ended           Year Ended
                                                        June 30,                 June 30,
                                                    2009        2008         2009        2008
                                                  --------    --------     --------    --------
(Dollars in thousands, except per share data)
Selected Operating Data:
Interest and dividend income                      $  2,638    $  2,340     $ 10,551    $  9,308
Interest expense                                     1,120       1,125        4,709       5,037
                                                  --------    --------     --------    --------
   Net interest income                               1,518       1,215        5,842       4,271
Provision for loan losses                               66         145          248         152
                                                  --------    --------     --------    --------
    Net interest income after
        provision for loan losses                    1,452       1,070        5,594       4,119
Non-interest income                                    319         385          870         898
Non-interest expense                                 1,546       2,139        5,933       6,241
                                                  --------    --------     --------    --------
Income (loss) before income taxes                      225        (684)         531      (1,224)
Income tax provision (benefit)                          69        (298)         181        (546)
                                                  --------    --------     --------    --------
   Net income (loss)                              $    156    $   (386)    $    350    $   (678)
                                                  ========    ========     ========    ========

Net income (loss) per share:  basic and diluted   $   0.06    $  (0.15)    $   0.14    $  (0.26)

Performance Ratios:
Return on assets                                      0.31%     -0.89%         0.18%     -0.40%
Return on equity                                      3.61%     -8.94%         2.05%     -3.88%
Interest rate spread                                  2.95%       2.53%        2.85%       2.21%
Net interest margin                                   3.25%       2.95%        3.19%       2.68%
Efficiency ratio                                     84.11%     133.79%       88.39%     120.74%
Non-interest expense to average total assets          3.11%       4.91%        3.05%       3.70%

(1) Does not include Federal Home Loan Bank Stock of $3.1 million

About Georgetown Bancorp, Inc.
------------------------------

Georgetown Bancorp, Inc. is the holding company for Georgetown Savings Bank. Georgetown Savings Bank, with branch offices in Georgetown, North Andover and Rowley, Massachusetts, is committed to making a positive difference in the communities we serve. We strive to deliver exceptional personal service at all times and to help each of our customers achieve their unique financial goals through a competitive array of commercial and consumer banking services. To learn more about Georgetown Savings Bank, visit www.georgetownsb.com or call
                                                   --------------------
978-352-8600.


Forward-looking statements
--------------------------

This news release may contain certain forward-looking statements, such as statements of the Company's or the Bank's plans, objectives, expectations, estimates and intentions. Forward-looking statements may be identified by the use of words such as "expects," "subject," "believe," "will," "intends," "will be" or "would." These statements are subject to change based on various important factors (some of which are beyond the Company's or the Bank's control) and actual results may differ materially. Accordingly, readers should not place undue reliance on any forward-looking statements (which reflect management's analysis of factors only as of the date of which they are given). These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, the ability of the Company or the Bank to effectively manage its growth, and results of regulatory examinations, among other factors. The foregoing list of important factors is not exclusive. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including Current Reports on Form 8-K.

                                       END